Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WillScot Mobile Mini Holdings Corp. of our report dated January 16, 2018 relating to the financial statements of Modular Space Holdings, Inc. ("Successor"), which appears in WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 1, 2021

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of WillScot Mobile Mini Holdings Corp. of our report dated January 16, 2018, except for the changes in the manner in which the Company accounts for goodwill discussed in Note 2 to the consolidated financial statements, as to which the date is July 20, 2018 relating to the financial statements of Modular Space Holdings, Inc. (“Predecessor”), which appears in WillScot Corporation’s Current Report on Form 8-K/A dated September 17, 2018. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 1, 2021